Exhibit 10.1

                                   ADDENDUM TO
                      INDEMNIFICATION AGREEMENT WITH OFFICER

                 (TRUSTEE OF FEC EMPLOYEE STOCK OWNERSHIP TRUST)

    ADDENDUM made and entered into as of January 8, 1996 between WALLACE COMPUTER SERVICES, INC., a Delaware Corporation (the "Company"), its wholly-owned subsidiary, Forms Engineering Company ("FEC"), Robert J. Cronin (the "Officer").

                             W I T N E S S E T H :

    WHEREAS, the officer is a valued officer of the Company; and

    WHEREAS, under the provisions of the Company's Certificate of Incorporation, as in effect on the date hereof, the Company is obligated, to the fullest extent permitted from time to time by applicable law, to hold harmless and indemnify each person who is or was at any time an officer of the Company from and against any and all expenses (including attorneys' fees), judgments, fines, amounts paid in settlement, and other liabilities and claims of any kind, that any such person may at any time suffer or incur or become subject to as a result of or in connection with his or her serving or having served at any time as an officer of the Company (collectively, the "Primary Officer Liabilities"), except that the Company does not have any affirmative obligation under its Certificate of Incorporation as in effect on the date hereof to indemnify any person who is or was an officer with respect to expenses, judgments, fines, amounts paid in settlement, or other liabilities or claims of any kind based upon or attributable to (i) any breach of the officer's duty of loyalty to the Company or its stockholders, (ii) any acts or omissions by the officer which are not in good faith or which involve intentional misconduct or deliberate dishonesty, (iii) any improper personal profit or benefit by the officer, or (iv) any income taxes in respect of compensation received for services as an officer; and

    WHEREAS, under the provisions of the Company's Certificate of Incorporation, as in effect on the date hereof, the Company may, to the extent permitted from time to time by applicable law, hold harmless and indemnify such persons (including officers) as the Board of Directors may from time to time determine, from and against such expenses (including attorneys' fees), judgments, fines, amounts paid in settlement, and other liabilities and claims of any kind as the Board of Directors may from time to time determine, that any such person may at any time suffer or incur or become subject to as a result of or in connection with his or her serving or having served at any time as an employee or agent or in any other capacity with the Company, with any predecessor of the Company, or with any constituent corporation in any merger or consolidation with the Company, or as a result of or in connection with his or her serving or having served at any time at the request or an behalf of the Company as a director, officer, employee or agent or in any other capacity with any other corporation, partnership, joint venture, trust, or other enterprise or entity of any kind, including, without limitation, any subsidiary or affiliated company or any employee benefit plan or trust (the "Additional Officer Liabilities").

    WHEREAS, the Company has heretofore entered into an Indemnification Agreement with the Officer pursuant to which the Company has agreed to hold harmless and indemnify the Officer from and against Primary Officer Liabilities and Additional Officer Liabilities (collectively, the "Officer Liabilities"); and

    WHEREAS, the Officer is a trustee of FEC's Employee Stock Ownership Trust (the "FEC Employee Stock Ownership Trust"); and

    WHEREAS, the Company and the Officer desire to confirm that the obligation of the Company to hold harmless and indemnify the officer pursuant to the Indemnification Agreement extends to expenses (including attorneys, fees), judgments, fines, amounts paid in settlement, and other liabilities and claims of any kind, that the Officer may at any time suffer or incur or become subject to as a result of or in connection with his or her serving or having served at any time as a trustee of the FEC Employee Stock Ownership Trust (the "ESOP Liabilities").

    NOW, THEREFORE, in order to induce the officer to serve as a trustee of the FEC Employee Stock Ownership Trust and in consideration of his continued service in such capacities, the Company hereby agrees with the Officer as follows:

    1. Notwithstanding any amendment, modification or repeal of the indemnification provisions of the Company's Certificate of Incorporation after the date hereof, the Officer Liabilities shall be deemed to include the ESOP Liabilities, and the Company shall, to the fullest extent permitted from time to time by applicable law, hold harmless and indemnify the Officer from and against any and all ESOP Liabilities to the same extent, and in the same manner, that the officer is entitled to be held harmless and be indemnified by the Company from and against any and all Officer Liabilities.

      2. Nothing contained in this Addendum is intended to limit or restrict the right of the Officer to obtain indemnification or advancement of costs and expenses under the provisions of the Delaware General Corporation Law as in effect from time to time, under the provisions of the Company's Certificate of Incorporation as in effect from time to time, under the provisions of the Indemnification Agreement as in effect from time to time, or otherwise; and the rights of the Officer to obtain indemnification and advancement of costs and expenses under this Addendum are in addition to any and all other rights the Officer may have from time to time to obtain indemnification or advancement of costs and expenses from the Company or otherwise.

    3. This Addendum shall inure to the benefit of and be enforceable by the officer and his estate, heirs, legatees and personal representatives and shall be binding upon and enforceable against the Company and its successors and assigns (including, without limitation, any successor by merger or consolidation and any transferee of all or substantially all of its assets); and this Addendum shall survive the termination of the officer's service as an officer of the Company or a trustee of the FEC Employee Stock Ownership Trust for any reason.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                  WALLACE COMPUTER SERVICES, INC., a
                                  Delaware corporation


                                           BY: /s/ MICHAEL O. DUFFIELD
                                         ---------------------------------
                                             By:  Michael O. Duffield
                                          Title:  Senior Vice President


                                  FORMS ENGINEERING COMPANY, a
                                  California corporation


                                             BY:  /s/ ROBERT J. CRONIN
                                         ---------------------------------
                                               By:  Robert J. Cronin
                                           Title:  Chairman of the Board

                                             OFFICER:



                                               /s/ ROBERT J. CRONIN
                                        ---------------------------------
                                                   Robert J. Cronin